Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of National Commerce Corporation (“NCC”) as of September 30, 2014 and unaudited pro forma condensed combined statements of income of NCC for the nine months ended September 30, 2014 and the year ended December 31, 2013 have been prepared to reflect the acquisitions by NCC of United Group Banking Company, Inc. (“United”) on December 15, 2014 and CBI Holding Company, LLC (“CBI”) on August 29, 2014 after giving effect to the adjustments described in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been prepared assuming the United acquisition was consummated on September 30, 2014. This balance sheet includes CBI in NCC’s historical information, as the CBI acquisition was completed on August 29, 2014. The unaudited pro forma condensed combined statements of income have been prepared assuming the United and CBI transactions were consummated on January 1, 2013. The unaudited pro forma condensed combined statements of income include historical results for CBI for the six months ended June 30, 2014, and the pro forma adjustments reflect the results of CBI from July 1, 2014 through August 29, 2014 (the acquisition date).

In the United merger, which closed on December 15, 2014, each issued and outstanding share of United common stock (other than cash election shares, as discussed below) was converted into the right to receive 0.057794 shares of NCC common stock, plus cash in lieu of any fractional share of NCC common stock otherwise issuable equal to the product of $22.68 times the fractional share of NCC common stock otherwise issuable (“stock consideration”). Subject to the proration procedures described in the Agreement and Plan of Merger, dated June 6, 2014, between United and NCC (the “merger agreement”), each share of United common stock whose holder elected to receive cash for such share was converted into the right to receive $1.30 in cash, without interest (“cash consideration”). Based on the cash elections properly made and received by the cash election deadline under the merger agreement, holders of 2,857,859 shares of United common stock elected to receive the cash consideration. In accordance with the proration procedures of the merger agreement, since the number of cash election shares exceeded the 2,268,851 share limitation, each holder of United common stock who made a proper cash election will receive the $1.30 per share cash consideration for approximately 76.19% of such holder’s cash election shares, and will receive stock consideration for such holder’s remaining United shares. Accordingly, NCC is issuing a total of 1,617,027 shares of its common stock as stock consideration in the United merger and will pay an aggregate of $2,953,884 of cash consideration for cash elections and cash in lieu of fractional shares. Assuming the NCC common stock issued is valued at $18.35 per share at September 30, 2014, the total estimated aggregate value of the consideration paid in the United merger is $32.6 million.

In NCC’s acquisition of CBI, which closed on August 29, 2014, CBI’s members received $16.2 million in cash on the closing date. In exchange for the payment, NCC received a 70% interest in CBI. NCC also has an option to purchase the remaining 30% interest in CBI between the fifth and eighth anniversaries of the closing date of the acquisition. Since NCC purchased more than 50% of CBI, the consolidated financial statements of NCC include 100% of the assets and liabilities of CBI and a non-controlling interest to reflect the minority ownership.

The unaudited pro forma condensed combined financial statements have been prepared assuming the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non–cash assets, liabilities incurred or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, a more reliable measure. Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate either the operating results of NCC that would have occurred had the United merger been consummated September 30, 2014 or the United merger and CBI acquisition been consummated on January 1, 2013, or future results of operations or financial condition of NCC. The unaudited pro forma condensed combined financial information is based upon assumptions and adjustments that NCC believes are reasonable. Only such adjustments as have been described above and in the accompanying footnotes have been applied in order to give effect to the proposed transaction. Such assumptions and adjustments are subject to change as future events materialize and fair value estimates are refined.

The unaudited pro forma condensed combined financial information should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

NCC’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in the joint proxy statement-prospectus contained in NCC’s Registration Statement on Form S-4 (File No. 333-198219), as amended (the “Joint Proxy Statement-Prospectus”);

•	United’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in the Joint Proxy Statement-Prospectus;

•	CBI’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in the Joint Proxy Statement-Prospectus;

•

NCC’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2014, included in NCC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014;

•

United’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2014, included as Exhibit 99.3 to Amendment No. 1 to Current Report on Form 8-K/A filed by NCC with the Securities and Exchange Commission (the “SEC”) on December 19, 2014;

•

CBI’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2014, included in the Joint Proxy Statement-Prospectus; and

•	other information pertaining to NCC contained in previous SEC filings by NCC.

The dollar amounts in the following tables and related notes are in thousands, except per share data.

National Commerce Corporation, United Group Banking Company of Florida, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2014

(amounts in thousands)

	Historical		United
	NCC (2)	United	Pro Forma Adjustments (1)		Pro Forma Combined
Cash and due from banks	$11,707	$3,984	$(4,454)	h	$11,237
Interest bearing deposits in banks	79,202	14,462	—		93,664
					—
Investment securities	34,439	41,613	—		76,052
Mortgage loans held for sale	11,329	—	—		11,329
Loans	705,884	155,908	(4,677)	a	857,115
Allowance for loan losses	(9,018)	(2,337)	2,337	a	(9,018)

Net loans	696,866	153,571	(2,340)		848,097
Premises and equipment, net	17,877	8,326	150	b	26,353
Accrued interest receivable	1,685	538	—		2,223
Other investments	4,437	1,206	—		5,643
Goodwill	23,115	—	5,238	f	28,353
Core deposit intangible	—	—	2,226	c	2,226
Bank owned life insurance	8,427	2,139			10,566
Other real estate	830	—			830
Other assets	8,068	6,132	546	d	14,746

Total Assets	$897,982	$231,971	$1,366		$1,131,319

Non-interest bearing demand	$154,812	$50,684	$—		$205,496
Interest-bearing demand	137,526	32,566	—		170,092
Savings and money market	319,433	65,157	—		384,590
Time	151,738	50,041	—		201,779

Total Deposits	763,509	198,448	—		961,957
FHLB advances	22,000	4,865	12	i	26,877
Accrued interest payable	406	25	—		431
Other notes payable	—	—	—		—
Other liabilities	8,016	315	—		8,331

Total Liabilities	793,931	203,653	12		997,596
Common Stock	59	$303	(303)	e	75
			16	g
Additional paid-in capital	101,354	36,372	(36,372)	e	131,010
			29,656	g
Accumulated deficit	(5,160)	(7,427)	7,427	e	(5,160)
Non controlling interest	7,142	—	—		7,142
Accumulated other comprehensive income	656	(930)	930	e	656

Total Equity	104,051	28,318	1,354		133,723

Total Liabilities & Equity	$897,982	$231,971	$1,366		$1,131,319

Notes to Pro Forma Balance Sheet

1.	NCC acquired 100% of the outstanding stock of United. The merger agreement allowed for NCC to pay up to 7.5% of the total purchase price in cash and the remaining purchase price in NCC common stock. Each share of United electing cash will receive $1.30 per United share. Each share of United, not electing cash, will receive 0.057794 shares of NCC common stock. The cash elections were completely subscribed and accordingly NCC will pay $2,953,884 in cash and issue 1,617,027 shares of common stock and all pro forma information presented has been prepared based on this information.

Detailed below are the preliminary fair value adjustments and related pro forma adjustments assuming the merger were completed on September 30, 2014. These amounts are estimates only and will be refined and based on account balances on the date the merger is completed.

a)	At the date of the merger, the allowance for loan losses of United was eliminated. The total allowance at September 30, 2014 was $2.3 million. NCC will analyze the loan portfolio of United and record the purchased loans at fair value. The portion of this adjustment related to credit will be recorded as non-accretable difference, and the portion related to interest rates and other factors will be recorded as accretable discount. Based on preliminary estimates, the total fair value adjustments yield a total discount of $4.7 million, with $3.1 million assigned to loans with evidence of credit deterioration. The current book value of these loans is approximately $18.3 million and will be accounted for as purchased credit impaired loans. These loans were identified during diligence after reviewing current risk ratings, payment history, past due status, loan to collateral values, guarantors, debt service coverage ratios, credit scores and other relevant data to support a decline in credit quality since the date of origination.
b)	Based on preliminary assessments, it is likely that the fair value of this real estate (United’s main office) exceeds the carrying value by approximately $150 thousand.
c)	Based on deposit balances at September 30, 2014, we expect to record a core deposit intangible asset of approximately $2.2 million. The recorded intangible will be amortized over seven years using an accelerated method of amortization. The actual amount recorded will vary based on actual deposit balances at the date the merger is completed.
d)	This is an estimate of the deferred tax asset recognized as a result of the purchase accounting entries and related fair value adjustments.
e)	Entry to eliminate the equity of United.
f)	Based on current estimates of fair value on the September 30, 2014 balance sheet of United, NCC would record approximately $5.2 million of goodwill. A preliminary calculation is shown in the following table (amounts in thousands):

Purchase Price	$ 32,626
Equity of United at September 30, 2014	28,318
Core Deposit Intangible Asset	2,226
Deal related expenses paid by United at closing	(1,500)
Write-up of fixed assets	150
Adjust FHLB advances to fair value	(12)
Eliminate allowance for loan losses	2,337
Adjust loans to fair value	(4,677)
Deferred tax asset	546

Adjusted Equity of United	27,388

Goodwill	$5,238

g)	Entry to record the purchase price and NCC common stock issued to United shareholders (amounts in thousands):

Cash paid to United shareholders	$2,954
NCC shares issued	16
Additonal paid in capital on shares	29,656

Purchase Price	$32,626

h)	Entry to reflect cash paid by NCC to United shareholders for cash elections and cash in lieu of fractional shares totaling $2,953,884. Also includes estimated closing costs associated with the transaction paid by United prior to or at closing. This total includes estimated costs for legal, accounting and other costs totaling approximately $500 thousand and cash payments related to termination of employment contracts of United employees totaling approximately $1.0 million.
i)	Entry to record the estimated fair value of the Federal Home Bank advances.

2.	On August 29, 2014, NCC’s wholly-owned subsidiary, National Bank of Commerce, acquired 70% of CBI for cash totaling $16,180,587 pursuant to a membership interest purchase agreement.

Under the terms of CBI’s limited liability company agreement, National Bank of Commerce has an option to purchase the remaining 30% of CBI for a purchase price based on a multiple of CBI’s earnings, which option is exercisable between the fifth and eighth anniversaries of the closing date of the acquisition. Since this transaction closed August 29, 2014, the balances above for NCC as of September 30, 2014 include the CBI balances and no pro forma adjustments are necessary.

The following unaudited pro forma condensed combined statement of income combines the consolidated historical income statements of NCC, United and CBI assuming the companies had been combined as of January 1, 2013 on a purchase accounting basis.

National Commerce Corporation, United Group Banking Company of Florida, Inc. & CBI Holding Company, LLC

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months Ended September 30, 2014

(amounts in thousands, except share and per share data)

				CBI		United
	Historical			Pro Forma		Pro Forma		Pro Forma
	NCC	CBI (2)	United	Adjustments (2)		Adjustments (1)		Combined
Statement of Income Data
Interest on and dividends on securities	$1,030	$—	$771	$—		$—		$1,801
Interest and fees on loans	19,583	5,606	5,437	2,131	f	158	a	32,915
Interest on Federal Funds sold and other investments	151	—	34	—		—		185

Total interest income	20,764	5,606	6,242	2,131		158		34,901
Interest on deposits	1,693	—	661	—		—		2,354
Interest on borrowed money	330	867	24	330	f			1,551

Total interest expense	2,023	867	685	330		—		3,905
Net interest income	18,741	4,739	5,557	1,801		158		30,996
Provision for loan losses	152	166	285	75	f	—		678

Net interest income after provision for loan losses	18,589	4,573	5,272	1,726		158		30,318
Gain (loss) on sale of securities	(33)	—	36	—		—		3
Total noninterest income	3,646	—	394	—		—		4,040
Total noninterest expense	16,297	2,466	5,124	1,224	f	292	b	25,403

Income before taxes	5,905	2,107	578	502		(134)		8,958
Provision for income taxes	2,001	—	218	694	e	(50)	c	2,863

Net income before minority interest	3,904	2,107	360	(192)		(84)		6,095
Net income attributable to minority interest	208	—	—	783	d	—		991

Net income to common	$3,696	$2,107	$360	$(975)		$(84)		$5,104

PER COMMON SHARE
Net Income basic	$0.64	N/A	$0.01	N/A		$(0.05)		$0.69
Net Income diluted	$0.63	N/A	$0.01	N/A		$(0.05)		$0.68
Average diluted shares outstanding, basic	5,776,131	N/A	30,251,341	N/A		1,617,027		7,393,158
Average diluted shares outstanding, diluted	5,841,095	N/A	30,251,341	N/A		1,617,027		7,458,122

The following unaudited pro forma condensed combined statement of income combines the consolidated historical income statements of NCC, United and CBI assuming the companies had been combined as of January 1, 2013 on a purchase accounting basis.

National Commerce Corporation, United Group Banking Company of Florida, Inc. & CBI Holding Company, LLC

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2013

(amounts in thousands, except share and per share data)

				CBI		United
	Historical			Pro Forma		Pro Forma		Pro Forma
	NCC	CBI	United	Adjustments (2)		Adjustments (1)		Combined
Statement of Income Data
Interest on and dividends on securities	$1,464	$—	$671	$—		—		$2,135
Interest and fees on loans	21,642	10,000	6,759	—		211	a	38,612
Interest on Federal Funds sold			—	—
and other investments	206		81	—		—		287

Total interest income	23,312	10,000	7,511	—		211		41,034
Interest on deposits	2,102	—	880	—		—		2,982
Interest on borrowed money	511	1,546	7	—		—		2,064

Total interest expense	2,613	1,546	887	—		—		5,046
Net interest income	20,699	8,454	6,624	—		211		35,988
Provision for loan losses	—	621	479	—		—		1,100

Net interest income after provision for loan losses	20,699	7,833	6,145	—		211		34,888
Gain (loss) on sale of securities	47	—	—	—		—		47
Total noninterest income	5,255	—	575	—		—		5,830
Total noninterest expense	19,685	4,594	6,533	—		455	b	31,267

Income before taxes	6,316	3,239	187	—		(244)		9,498
Provision for income taxes	2,310	—	106	862	e	(90)	c	3,188

Net income before minority interest	4,006	3,239	81	(862)		(154)		6,310

Net income attributable to minority interest	—	—	—	972	d	—		972

Net income to common	$4,006	$3,239	$81	$(1,834)		(154)		$5,338

PER COMMON SHARE
Net Income basic	$0.70	N/A	$—	N/A		$(0.10)		$0.73
Net Income diluted	$0.69	N/A	$—	N/A		(0.10)		$0.72
Average diluted shares outstanding, basic	5,730,114	N/A	30,251,341	N/A		1,617,027		7,347,141
Average diluted shares outstanding, diluted	5,764,285	N/A	30,251,341	N/A		1,617,027		7,381,312

1.	The pro forma income statements assume that the merger of NCC and United occurred at the beginning of the earliest period presented and purchase accounting marks applied to the United balance sheet as of January 1, 2013.

The following adjustments were made to the historical income statements to reflect the purchase accounting entry and related fair market value adjustments.

a.	Entry to record the accretable yield recognized during the period. The accretable portion of the recorded discount will be accreted using a level yield method.

b.	Entry to record the core deposit amortization during the period. The core deposit will be amortized over seven years using an accelerated method.

c.	Entry to record tax effect of the pro forma adjustments assuming a tax rate of 37%.

2.	The pro forma income statements assume that the acquisition of CBI occurred at the beginning of the earliest period presented and purchase accounting marks applied to the CBI balance sheet as of January 1, 2013.

The amounts under the historical column for the nine months ended September 30, 2014 for CBI are the results of operations from January 1, 2014 through June 30, 3014. The results of CBI from July 1, 2014 through August 29, 2014 (the acquisition date) are included in the CBI pro forma adjustments column. See Footnote f below.

The following adjustments were made to the historical income statements to reflect the purchase accounting entry and related fair value adjustments.

d.	Entry to record non-controlling interests in earnings of CBI.

e.	Entry to record the related taxes of the CBI earnings and pro forma adjustments. CBI is a pass through entity and records no federal or state income tax expense.

f.	Entry to record the results of operations of CBI from July 1, 2014 through August 29, 2014.